UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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GUIDANCE SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE IS IMPORTANT

PLEASE VOTE THE ENCLOSED WHITE PROXY TODAY

Dear Fellow Stockholders:

The Annual Stockholder Meeting of Guidance Software is scheduled to be held on May 11, 2016. This will not be your routine stockholder meeting. This meeting will determine the future of your Company and the value of your investment.

At this stockholder meeting you will have the opportunity to give your support to your existing Board, which has overseen the new strategies that have helped the Company turn its performance around. We are asking you to reject the slate put forth by our former Chairman—candidates who represent a return to the past that threatens to put substantial value at risk.

Your vote on the WHITE PROXY CARD will be a vote for sustaining the Company’s positive momentum. We urge you to vote the WHITE PROXY CARD today.

The Guidance Board has the right plan to deliver long-term stockholder value

Last year, as your Board considered, among other things, the Company’s underperformance in each of the previous three years, the Board recognized that our legacy business had not kept pace with its market. In response, the Board took decisive steps to transform Guidance Software.

To begin, the Board identified the turnaround challenges Guidance faced. Simply put, these were:

We weren’t listening to our customers;

We weren’t keeping pace with the competition or market growth;

We weren’t developing the right products; and

We weren’t getting products to market on time—if at all.

As this letter will demonstrate, Guidance is now well underway to meeting customer needs and bringing the right new products to market—thanks to the steps your Board and new management have taken.

In 2015, your Board prioritized gaining a better understanding of market needs now and in the future, and therefore directed management to engage in active listening sessions with our customer base. These discussions demonstrated that rapid detection and response have become our customers’ focus given the rising volume and sophistication of cyber-attacks.

1055 E. COLORADO BLVD. PASADENA, CA 91106-2375

TEL. 626-229-9191 | GUIDANCESOFTWARE.COM

With this deepened understanding of market dynamics, your Board and management recast the Company’s product roadmap, prioritizing expanding Guidance’s offerings to a more robust suite of cybersecurity capabilities that promises to help customers lower their business risks at a pace that matches market need.

To drive the Company’s transformation, your Board recruited new senior executives, led by Patrick Dennis, named President and CEO in April 2015 after 12 years with EMC Corporation, where he held executive roles in sales, services and engineering. In addition, the Board added a Chief Marketing Officer, Michael Harris, to inject new vigor and rigor into the Company’s brand and product marketing strategies.

Under this management team, in February 2016 Guidance released its first entirely new software application in three years: EnForce Risk Manager. This product is a vital new competitive solution that is now part of our Forensic Security suite, offering customers the ability to identify and remediate sensitive data to reduce their cyber-attack surface area of risk.

In addition to the efforts to improve our products, the Board also identified and began to correct flaws in Guidance’s sales structure. Management launched a range of initiatives, which included training for our employees, expanding sales into new territories and realigning our sales organization to cover more ground. What’s more, the Board and management broadened the Company’s network of reseller channel partners, adding a growing number of leading technology integration partners like Cisco, ThreatGRID, Blue Coat, Box and Dropbox to our lineup of existing integrations with FireEye, Sourcefire, HP ArcSight and IBM QRadar.

The Board’s initiatives—to revitalize our products and our sales organization—are beginning to pay off.

Guidance is seeing new business wins—not only with notable customers such as Staples, Lufthansa, Aramco and T-Mobile USA, but also in international markets, with more incremental contract wins in Europe, the Middle East and Africa than ever before. As a result, in two of the last three quarters, Guidance has delivered revenue ahead of expectations, and in all three quarters since Mr. Dennis been CEO, the Company has exceeded earnings-per-share expectations.

Guidance Software is in the midst of a turnaround. The Board believes the Company’s long-term opportunity is substantial and exciting—if we continue our new strategies.

We believe a vote for the dissident “McCreight” stockholder slate represents a return to the past that will only derail our progress—and put substantial value at risk

In October 2015, an employee brought allegations of harassment, namely verbal abuse, against Company founder, Shawn McCreight, to the Company’s management. In accordance with its Code of Business Conduct and Ethics, management had a duty to investigate these allegations. Because of Mr. McCreight’s unique position with the Company as Chief Technology Officer, founder, Chairman of the Board and the Company’s largest stockholder, management advised the Board of the allegations. On advice of counsel, the Board, with Mr. McCreight’s consent, formed a Special Committee of Independent Directors (the “Special Committee”) to investigate and resolve the matter. The Special Committee engaged an independent investigator to review the matter. The investigator met with numerous Company employees, some of whom echoed and amplified the previous allegations. This new incident was consistent with several similar past incidents of inappropriate conduct by Mr. McCreight which had been reported as early as 2007 and resulted in substantial cash settlements to ex-employees, was a public embarrassment to the Company and destroyed stockholder value. As a result of the investigation, the Special Committee determined that although Mr. McCreight’s actions were not unlawful, they nonetheless raised serious questions as to his ability to continue to lead the Company and the suitability of the duties assigned to him as Chief Technology Officer.

As a result of the findings, along with his past record of inappropriate conduct, the Special Committee revised Mr. McCreight’s duties as Chief Technology Officer in November 2015. Per the revisions to his duties, which he accepted at the time, only one senior-level employee reported directly to Mr. McCreight and all day-to-day engineering decisions were removed from his purview. At that time, Mr. Dennis and the board offered external professional coaching to Mr. McCreight to help him learn to be a more responsible leader. Mr. McCreight, unfortunately, declined this offer for professional growth. In December 2015 and early January 2016, several employees reported conduct by Mr. McCreight to management that indicated that Mr. McCreight was not adhering to his new role and had become disruptive with threats to employees and was a hindrance to the achievement of new corporate decisions and goals. The Special Committee convened to discuss the matter. In light of Mr. McCreight’s failure to comply with his revised duties as Chief Technology Officer and its fiduciary duty to the stockholders of the Company, the Special Committee determined that it had little choice but to terminate Mr. McCreight’s employment. On January 8, 2016, Mr. McCreight met with our CEO, Patrick Dennis, and outside counsel where he was given the option to resign as an officer and director of the Company or else be terminated as an officer by the Company. On or about January 13, 2016, Mr. McCreight and the Company entered into a separation agreement pursuant to which Mr. McCreight ceased to be an employee of the Company. On January 15, 2016, the Board voted to replace Mr. McCreight as Chairman of the Board.

The Board did not take these actions lightly. It took these decisive and deliberate steps because it strongly believed it was in the best interests of the Company, its employees and its stockholders, and that the Board was left with no reasonable alternative. The timing of Mr. McCreight’s proxy contest following the reduction of his role with the Company and subsequent termination as Chief Technology Officer is not a coincidence. Mr. McCreight’s goal is to retaliate against a Board that made a difficult decision and did the right thing for stockholder value.

The issues we have laid out above are only compounded by the undeniable facts about Guidance’s business performance under Mr. McCreight’s leadership. It is true that Mr. McCreight played an important role in the founding and early development of the Company, and he deserves credit for his past contributions. However, under his leadership, Guidance’s performance plateaued and then declined, year after year, as the Company did not keep pace with a changing marketplace. The Company’s three consecutive years of declining revenue, market share and employee morale are a direct result of Mr. McCreight’s unsatisfactory performance as a leader and a manager.

It was not until his own performance was brought into question that Mr. McCreight turned on the Board’s independent directors, all of whom at the time had been previously approved of by Mr. McCreight as fully qualified. Now, Mr. McCreight proposes a slate of nominees stacked with executives from Guidance’s past that led to the Company’s underperformance. Let us be clear, Mr. McCreight’s nominees have neither the expertise nor the track record to successfully navigate Guidance Software through the rapidly evolving business landscape in which we operate.

Your Current Guidance Board is the better option.

In contrast, the current directors comprising your Board collectively bring the critical skills, knowledge and years of operational experience necessary to provide the strategic direction and counsel the Company needs to promote long-term sustainable growth, success and enhanced stockholder value. In 2015, the Board began to examine adding new members, and that evaluation culminated when we recently added two new independent directors, each of whom is an industry veteran, and who together add audit and corporate development expertise to the Board. Your current directors are:

•                  Reynolds C. Bish, who joined the Board in February 2016. Mr. Bish has a strong track record of building and growing companies while creating value for stakeholders. Mr. Bish is currently president of Lexmark Enterprise Software and a vice president of Lexmark International, Inc., where he is responsible for strategy, execution and executive team leadership for Lexmark’s industry-leading enterprise software offerings.

•                  Max Carnecchia, who has served on the Board since May 2015. He brings a deep expertise in software and in successfully managing both private and publicly traded software companies.

•                  Patrick Dennis serves as the Company’s President and Chief Executive Officer and as a member of the Board. He was named President and CEO in May 2015 after 12 years with EMC Corporation, where he held executive roles in sales, services and engineering. Prior to EMC, Mr. Dennis was a Group Vice President for Oracle Corporation, where his responsibilities included providing leadership, strategy, and development to the company’s North American commercial business.

•                  Wade W. Loo, who joined the Board in February 2016. Mr. Loo brings to the Board more than 30 years of experience in corporate governance and finance, specifically with respect to emerging software and technology enterprises, and he has significant experience with U.S. GAAP and SEC technical accounting and auditing matters. Mr. Loo retired in 2010 after a 30-year career with KPMG.

•                  Christopher Poole, who joined the Board in May 2013. He has experience as a CEO, as a Director of Technology and as a member of numerous public and private company Boards.

•                  Robert G. van Schoonenberg, Chairman of the Board, who joined the Board in February 2008. He served 28 years as an officer of Avery Dennison Corporation (NYSE:AVY), from which he retired as Executive Vice President, Chief Legal Officer and Secretary of the Board.

Continuing to execute our strategy gives us an opportunity to achieve the tremendous potential we see and are beginning to realize

Clearly, we have a strategy that is deliberate, focused and working. That strategy has already succeeded in:

•                  Broadening our sales platform;

•                  Delivering enhanced product to market faster;

•                  Diversifying revenue; and

•                  Growing the business, thereby enhancing stockholder returns.

Now, we are focused on continuing to execute against our strategic priorities as we prepare to capitalize on our attractive opportunities for organic growth. We believe your current Board’s experience, and that of our management team, best position us to make critical decisions regarding the direction of the business, to weigh both long-term and short—term objectives, and to execute on the strategic plan for profitable growth and industry leadership. As we continue to deliver on our strategy with confidence and with your support, we expect to reward you—our stockholders—with enhanced stockholder value.

Your vote is a vote to continue our progress. Your vote is important—no matter how many shares you own—make your voice heard.

Please vote the enclosed white proxy card today.

Guidance Software is seeking your vote FOR the SIX highly qualified and experienced Guidance Software director nominees: Reynolds C. Bish, Max Carnecchia, Patrick Dennis, Wade W. Loo, Christopher Poole and Robert G. van Schoonenberg. These incumbent nominees are committed to acting in your best interest and leading Guidance Software into the future. Your vote is critical to ensure Guidance Software can continue its strategic transformation, create near-term value and drive even higher returns over the long-term for all stockholders.

Whether or not you plan to attend Guidance Software’s Annual Meeting, you have the opportunity to protect your investment by promptly voting the WHITE PROXY CARD. The Company urges you to vote today by telephone, by Internet, or by signing, dating and returning the enclosed WHITE PROXY CARD in the postage-paid envelope provided. For your convenience, telephone and internet voting is available by simply following the instructions on the enclosed form of proxy.

We   invite you to share in this exciting opportunity—and to carefully watch our progress during the year ahead. We appreciate your continued support.

Sincerely,

Board of Directors
Guidance Software, Inc.

Robert G. van Schoonenberg (Chairman)
Reynolds C. Bish
Max Carnecchia
Patrick Dennis
Wade W. Loo
Christopher Poole

If you have questions or need assistance voting the WHITE proxy card please contact:

105 Madison Avenue

New York, New York 10016

guid@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Participants in the Solicitation

Guidance and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Guidance’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Guidance has filed a proxy statement with the SEC (the “2016 Proxy Statement”) with the Securities Exchange Commission (the “SEC”) on March 30, 2016 in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Guidance’s stockholders in connection with the Proposals and their respective interests in Guidance by security holdings or otherwise is set forth in Guidance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016 (the “Annual Report”) and is also included in the 2016 Proxy Statement and other materials filed with the SEC. To the extent holdings of Guidance’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Promptly after filing its definitive 2016 Proxy Statement with the SEC, Guidance will mail the definitive 2016 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GUIDANCE’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GUIDANCE WILL FILE WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Guidance with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Guidance’s website at http://investors.guidancesoftware.com/.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this communication involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance’s products will continue at current or greater levels, that new products will be successful, or that Guidance will continue to grow revenues, or be profitable. There are also risks that Guidance’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance’s financial performance; that Guidance could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance’s periodic reports and registration statements filed with the Securities and Exchange Commission. Guidance specifically disclaims any responsibility for updating these forward-looking statements.

Patrick Dennis sent the below letter to employees of Guidance Software, Inc.:

April 1, 2016

Dear Team Members,

I am reaching out to give you an update on our Company, along with some very important information about the upcoming Annual Stockholder Meeting. First and foremost, I want to personally thank you for the efforts you have made to the continued forward momentum of Guidance. With our recent strategic changes in product, marketing and sales, we are vigorously turning our Company around!

At our Annual Stockholder Meeting, scheduled for May 11, 2016, stockholders will be asked to choose the six members of our Board of Directors. Our former Chairman, Shawn McCreight, has hand-picked five candidates, including himself, to oppose our existing and highly qualified Directors, who have set in motion our increasingly successful efforts to transform Guidance. In the coming weeks, you will hear from both sides, but I wanted to offer a perspective on what this will mean for employees — and, by extension, our customers.

Though the decision will be in the hands of stockholders, regardless of the outcome, stockholders and employees alike will need this Company to continue with its important work of meeting our customers’ vital needs. For that reason, it’s crucial that everyone stay focused on our business and the steps we must take to improve the performance of Guidance. We simply cannot let this become a distraction.

Beyond that, let me add that our Board, after careful deliberation, believes the Company is headed in the right direction, with strategies that are addressing the longstanding challenges that, over the past three years, have led to declining sales, market share and morale. Since we launched our initiatives, Guidance has begun to see improvements in growth and value creation — including a positive trend in quarterly revenues and the exciting and successful launch of our first entirely new software solution in years — EnForce™ Risk Manager! Thank you to all who helped shape, build and introduce this new product.

To continue this progress, the Board has nominated candidates who are highly qualified, with deep and broad experience in the fast-paced software businesses, and who are independent from management. We invite you to read their biographies in our proxy statement. The Board is recommending that stockholders reject the slate proposed by Mr. McCreight, having determined a return to the past would only serve to disrupt the progress now underway, and put substantial value at risk.

In the meantime, I remain convinced we have a great team with momentum on our side and a practical and achievable plan to grow and create value for our customers, partners, stockholders and all of you.  What I am asking from you is that you remain focused on your work, as usual, through this process.

If you are asked about this news, please refrain from speculating and send any calls from the media or other outside parties to Alfredo Gomez.

Best regards,

Patrick Dennis

President & CEO

Participants in the Solicitation

Guidance and its directors, executive officers and other employees and persons may be deemed to be “participants” in the solicitations of proxies from Guidance’s stockholders in connection with the upcoming annual meeting of the Company’s stockholders (the “Annual Meeting”). Guidance has filed a proxy statement with the SEC (the “2016 Proxy Statement”) with the Securities Exchange Commission (the “SEC”) on March 30, 2016 in connection with the solicitation of proxies for the Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Guidance’s stockholders in connection with the Proposals and their respective interests in Guidance by security holdings or otherwise is set forth in Guidance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 25, 2016 (the “Annual Report”) and is also included in the 2016 Proxy Statement and other materials filed with the SEC. To the extent holdings of Guidance’s securities have changed since the amounts printed in the Annual Report, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Important Additional Information and Where to Find It

Promptly after filing its definitive 2016 Proxy Statement with the SEC, Guidance will mail the definitive 2016 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, GUIDANCE’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT GUIDANCE WILL FILE WITH THE SEC WHEN THEY BECOMES AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by Guidance with the SEC in connection with the Annual Meeting at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Guidance’s website at http://investors.guidancesoftware.com/.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this communication involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for Guidance’s products will continue at current or greater levels, that new products will be successful, or that Guidance will continue to grow revenues, or be profitable. There are also risks that Guidance’s pursuit of providing network security and e-discovery technology might not be successful, or that if successful, it will not materially enhance Guidance’s financial performance; that Guidance could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact Guidance’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance’s periodic reports and registration statements filed with the Securities and Exchange Commission. Guidance specifically disclaims any responsibility for updating these forward-looking statements.